Exhibit 3.01

DO NOT STAPLE

DATE 5-4-10 FEE $200

SOSIL FILE NO. CO 10744

FILED EXPEDITED BY: [ILLEGIBLE]

Form LP 202-RECE

March 2008

Filing Fee: $150

Submit in duplicate. Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order, payable to Secretary of State. Please do not send cash.

Department of Business Services

Limited Liability Division

501 S. Second St., Rm. 357

Springfield, IL 62756

217-785-8960

www.cyberdriveillinois.com

Correspondence regarding this filing will be sent to the registered agent of the Limited Partnership unless a self-addressed, stamped envelope is included.

Illinois Secretary of State

Department of Business Services

Restated Certificate of Limited Partnership

(Illinois Limited Partnership)

Please type or print clearly.

1.	Limited Partnership Name: Rogers International Raw Materials Fund, L.P.

2.	Address, including County, of office at which records required by Section 104 will be kept:

141 West Jackson Boulevard, Suite 1340A

Street Address (P.O. Box alone is unacceptable)

Chicago, Illinois 60604, Cook County

City, State, ZIP, County

3.	File Number assigned by Secretary of State: C010744

4.	Date of filing initial Certificate of Limited Partnership: May 8, 2000

5.	Federal Employer Identification Number (F.E.I.N.): 36-4368292

6.	Registered Agent: Walter Thomas Price III

Name

Registered Office: Walter Thomas Price III

Street Address (PO. Box alone is unacceptable)

140 West Jackson Boulevard, Suite 1340A, Chicago, Illinois 60604, Cook County

City, State, ZIP, County

7.	Limited Partnership’s Purpose(s): The transaction of any or all lawful businesses for which limited partnerships may be organized under the Illinois Uniform Limited Partnership Act (2001), including transactions in commodity futures contracts.

8.	IRS Business Code Number: 523900

9.	Optional: Total aggregate dollar amount of cash, property and services contributed by all partners:

$  N/A

IL 045 - 05/09/2008 C T System Online             Printed by authority of the State of Illinois. April 2008 — 200 — CLP 15.6

Form LP 202-RECE

10.	Optional: Brief statement of partner’s membership termination and distribution rights:

N/A

Names and Business Addresses of all General Partners

Beeland Management Company, L.L.C.

1.		2.
	General Partner Name if corporation or other entity		General Partner Name if corporation or other entity

141 West Jackson Boulevard, Suite 1340A
	Street Address		Street Address

Chicago, Illinois 60604, Cook County
	City, State, ZIP, County		City, State, ZIP, County

3.		4.
	General Partner Name if corporation or other entity		General Partner Name if corporation or other entity

	Street Address		Street Address

	City, State, ZIP, County		City, State, ZIP, County

The undersigned affirms, under penalties of perjury, that the facts stated herein are true and that all provisions within this Restated Certificate have previously been stated on the original certificate or on subsequently filed amendments. One General Partner must sign the Restated Certificate of Limited Partnership.

/s/ Walter Thomas Price III	Beeland Management Company, L.L.C.
Signature	General Partner Name if corporation or other entity

Walter Thomas Price III, Manager
Name and Title (type or print)

Signatures must be in black ink on an original document.

Carbon copy, photocopy or rubber stamp signatures

may only be used on conformed copies.

IL 045 - 05/09/2008 C T System Online             Printed by authority of the State of Illinois. April 2008 — 200 — CLP 15.6